          ************************************************************



                                 MERISEL, INC.



                         _____________________________



                                CREDIT AGREEMENT


                         Dated as of December 23, 1993



                           NATIONSBANK OF TEXAS, N.A.



          ************************************************************

                               TABLE OF CONTENTS


          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                               Page
                                                               ----
  Section 1.    Definitions and Accounting Matters...........    1
          1.01  Certain Defined Terms........................    1
          1.02  Accounting Terms and Determinations..........   14
          1.03  Types of the Loan............................   15
          1.04  Interpretation...............................   15

  Section 2.    Commitment, Loans, Note and Prepayments......   16
          2.01  Loans........................................   16
          2.02  Borrowings...................................   16
          2.03  Changes of Commitment........................   16
          2.04  Certain Fees.................................   17
          2.05  Lending Offices..............................   17
          2.06  Note.........................................   17
          2.07  Optional Prepayments and Conversions or
                  Continuations of Loans.....................   17

  Section 3.    Payments of Principal and Interest...........   18
          3.01  Repayment of Loans...........................   18
          3.02  Interest.....................................   18

  Section 4.    Payments; Computations; Etc..................   19
          4.01  Payments.....................................   19
          4.02  Computations.................................   19
          4.03  Certain Notices..............................   20
          4.04  Offset.......................................   21

  Section 5.    Yield Protection, Etc........................   21
          5.01  Additional Costs.............................   21
          5.02  Limitation on the Eurodollar Loan............   23
          5.03  Illegality...................................   24
          5.04  Treatment of Affected Loans..................   24
          5.05  Compensation.................................   24
          5.06  Taxes........................................   25

  Section 6.    Conditions Precedent.........................   26
          6.01  Initial Conditions...........................   26
          6.02  Funding Conditions...........................   27

                                                               Page
                                                               ----
  Section 7.    Representations and Warranties...............  29
          7.01  Corporate Existence..........................  29
          7.02  Financial Condition..........................  30
          7.03  Litigation...................................  30
          7.04  No Breach....................................  31
          7.05  Action.......................................  31
          7.06  Approvals....................................  31
          7.07  Margin Stock.................................  31
          7.08  ERISA........................................  32
          7.09  Taxes........................................  32
          7.10  Certain Regulations..........................  32
          7.11  Material Agreements and Liens................  32
          7.12  Environmental Matters........................  33
          7.13  Subsidiaries, Etc............................  33
          7.14  Title to Assets..............................  34
          7.15  Solvency of Guarantor........................  34
          7.16  True and Complete Disclosure.................  34

  Section 8.    Covenants of the Company.....................  35
          8.01  Financial Statements, Etc....................  35
          8.02  Litigation...................................  38
          8.03  Existence, Etc...............................  38
          8.04  Insurance....................................  39
          8.05  Prohibition of Fundamental Changes...........  39
          8.06  Limitation on Liens..........................  40
          8.07  Indebtedness.................................  41
          8.08  Dividend Payments............................  42
          8.09  EBIT.........................................  42
          8.10  Subordinated Indebtedness....................  42
          8.11  Lines of Business............................  42
          8.12  Transactions with Affiliates.................  42
          8.13  Incorporation by Reference...................  43
          8.14  Use of Proceeds..............................  43
          8.15  Certain Obligations Respecting Subsidiaries..  43
          8.16  Modifications of Certain Documents...........  44
          8.17  Compliance with Other Agreements.............  44

  Section 9.    Events of Default............................  45

  Section 10.   Miscellaneous................................  48
          10.01 Waiver.......................................  48
          10.02 Notices......................................  48
          10.03 Expenses, Etc................................  49
          10.04 Amendments, Etc..............................  50
          10.05 Successors and Assigns.......................  50
          10.06 Assignments and Participations...............  50
          10.07 Survival.....................................  52
          10.08 Agreements Superseded........................  52

                                                                Page
                                                                ----
         10.09  Severability.................................   52
         10.10  Captions.....................................   52
         10.11  Counterparts.................................   52
         10.12  Treatment of Certain Information;
                  Confidentiality............................   53
         10.13  GOVERNING LAW; SUBMISSION TO JURISDICTION....   53
         10.14  WAIVER OF JURY TRIAL.........................   54

ANNEX 1 - Addresses for Notices and Commitment of the Bank

SCHEDULE 7.03 - Litigation
SCHEDULE 7.11 - Material Agreements and Liens
SCHEDULE 7.12 - Hazardous Materials
SCHEDULE 7.13 - Subsidiaries and Investments

EXHIBIT A - Form of Note
EXHIBIT B - Form of Guarantee Agreement
EXHIBIT C - Form of Opinion of Counsel to the Obligors

          This CREDIT AGREEMENT (this "Agreement") dated as of December 23,
                                       ---------
1993, is made between Merisel, Inc. a Delaware corporation (the "Company") and
                                                                 -------
NationsBank of Texas, N.A. (the "Bank").
                                 ----

          The Company has requested the Bank to extend credit to the Company in an aggregate principal amount not exceeding $65,000,000 to fund the cash portion of the purchase price of the Acquisition. To induce the Bank to extend such credit, the Company and the Bank propose to enter into this Agreement pursuant to which the Bank agrees to make a loan to the Company.

          Accordingly, the parties hereto agree as follows:


          Section 1.  Definitions and Accounting Matters.
                      ----------------------------------

          1.01  Certain Defined Terms.  As used in this Agreement, the
                ---------------------
following terms shall have the following meanings:

          "Acquisition" shall mean the purchase by the Guarantor of the
           -----------
franchise and distribution operations of ComputerLand pursuant to the Acquisition Agreements.

          "Acquisition Agreements" shall mean, collectively, (a) the Asset
           ----------------------
Purchase Agreement, the Seller Note, the Services Agreement and the related guaranty by the Company and (b) the other material documents executed in connection with the transaction contemplated by the documents referred to in clause (a) above.

          "Additional Cost" shall have the meaning assigned to that term in
           ---------------
Section 5.01.
- ------------

          "Affiliate" shall mean any Person that directly or indirectly
           ---------
controls, or is under common control with, or is controlled by, the Company. As used in this definition, "control" (including, with its correlative meanings,
                          -------
"controlled by" and "under common control with") shall mean the possession,
- --------------       -------------------------
directly or indirectly, of power to direct or cause the direction of the management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any
                                                         --------
event, any Person that owns directly or indirectly securities having 5% or more of

                               Credit Agreement
                               ----------------
the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, the definition of "Affiliate" shall not encompass (a) any individual solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries, (b) any of the Subsidiaries of the Company and (c) the Bank.

          "Americas" shall mean Merisel Americas, Inc., a Delaware
           --------
corporation.

          "Americas Revolving Credit Agreement" shall mean the Revolving Credit
           -----------------------------------
Agreement dated as of December 23, 1993 by and among Americas, Merisel Europe, Inc., the Company, the lenders signatories to that agreement, Citibank, N.A. and Citicorp USA, Inc.

          "Applicable Lending Office" shall mean, for each Type of Loan, the
           -------------------------
"Lending Office" of the Bank (or of an affiliate of the Bank) designated for such Type of Loan on Annex 1 or such other office of the Bank (or of an affiliate of the Bank) as the Bank may from time to time specify to the Company as the office for its Loan of such Type.

          "Applicable Margin" shall mean, in the case of the Base Rate Loan,
           -----------------
1.0% per annum and, in the case of the Eurodollar Loan, 2.5% per annum; provided
                                                                        --------
that, subsequent to the Funding Date, such percentages shall automatically increase by .5% per annum at the end of each three month period subsequent to the Funding Date until the Loan is paid in full.

          "Asset Purchase Agreement" shall mean the Asset Purchase Agreement
           ------------------------
dated as of the date of the Acquisition between the Guarantor and ComputerLand.

          "Bank" shall have the meaning assigned to that term in the
           ----
introductory paragraphs of this Agreement.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978.
           ---------------

          "Base Rate" shall mean, for any day, a rate per annum equal to the
           ---------
higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each interest rate that this Agreement provides is to be based upon the Base Rate shall change upon any change in the Base Rate,

                               Credit Agreement
                               ----------------
effective as of the opening of business on the day of such change in the Base Rate.

          "Base Rate Loan" shall mean the Loan when it bears interest at
           --------------
rates based upon the Base Rate.

          "Basic Documents" shall mean, collectively, this Agreement, the
           ---------------
Note and the FAB Guarantee Agreement.

          "Business Day" shall mean (a) any day on which commercial banks are
           ------------
not authorized or required to close in New York City, New York or Los Angeles, California or Dallas, Texas and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, the Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount of such obligation, determined in accordance with GAAP (including such Statement No. 13).

          "Code" shall mean the Internal Revenue Code of 1986.
           ----

          "Commitment" shall mean the obligation of the Bank to make a term loan
           ----------
in an aggregate amount up to but not exceeding $65,000,000 (as the same may be reduced from time to time pursuant to Section 2.03).
                                      ------------

          "Commitment Letter" shall mean the letter dated November 22, 1993 from
           -----------------
the Bank to the Company and countersigned by the Company.

          "Commitment Termination Date" shall mean April 25, 1994.
          ----------------------------

          "Company" shall have the meaning assigned to that term in the
           -------
introductory paragraphs of this Agreement.


                               Credit Agreement
                               ----------------

          "ComputerLand" shall mean ComputerLand Corporation, a Delaware
           ------------
corporation.

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary
           -----------------------
of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Continue," "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.07 of the Eurodollar Loan as a Eurodollar
                         ------------
Loan from one Interest Period to the next Interest Period.

          "Convert," "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.07 of the Loan from one Type into the other Type, which
            ------------
may be accompanied by the transfer by the Bank (at its sole discretion) of the Loan from one Applicable Lending Office to another.

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Dividend Payment" shall mean dividends (in cash, Property or
           ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or any of the Company's Subsidiaries or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company or any of the Company's Subsidiaries.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "EBIT" shall mean, for any period, for the Company and its
           ----
Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the net operating income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period.

          "Environmental Laws" shall mean any and all present and future
           ------------------
Governmental Rules relating to the regulation or

                               Credit Agreement
                               ----------------
protection of human or animal health or safety or of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes (including Hazardous Materials) into the indoor or outdoor environment, including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes. The term "Environmental Law" shall include the terms and conditions of any Governmental Approval issued under any Environmental Law or with respect to any Hazardous Material.

          "Equity or Debt Issuance" shall mean (a) any issuance or sale by the
           -----------------------
Company or by any of its Subsidiaries after the Signing Date of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or of any of its Subsidiaries and any capital stock of the Company issued upon the exercise of such warrants), (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (iv) without limiting the Obligations of the Company under Section 8.07, any Indebtedness or (b) the
                                 ------------
receipt by the Company or by any of its Subsidiaries after the Signing Date of any capital contribution received (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that the term
                                                        --------
"Equity or Debt Issuance" shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or to any Wholly Owned Subsidiary of the Company or (y) any capital contribution by the Company or by any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974.

          "ERISA Affiliate" shall mean any corporation or trade or business that
           ---------------
is a member of any group of organizations

                               Credit Agreement
                               ----------------

(i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in
Section 414(m) or (o) of the Code of which the Company is a member.

          "Eurodollar Base Rate" shall mean, for any Interest Period, the
           --------------------
arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Bank, of the respective rates per annum quoted by the Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan.

          "Eurodollar Loan" shall mean the Loan when it bears interest at
           ---------------
rates based on the Eurodollar Rate.

          "Eurodollar Rate" shall mean, for any Interest Period, a rate per
           ---------------
annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Bank to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

          "Event of Default" shall have the meaning assigned to that term in
           ----------------
Section 9.
- ---------

          "FAB Guarantee Agreement" shall mean the Guarantee Agreement, in
           -----------------------
substantially the form of Exhibit B, executed by the Guarantor in favor of the Bank.

          "FAB Revolving Credit Agreement" shall mean the Revolving Credit
           ------------------------------
Agreement dated as of December 23, 1993, among the Company, the Guarantor and the Bank.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if the day for which such rate is to
                          --------
be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such

                               Credit Agreement
                               ----------------
transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Bank on such Business Day on such transactions as determined by the Bank.

          "Funding Date" shall mean the date upon which the extension of
           ------------
credit under this Agreement is made.

          "GAAP" shall mean generally accepted accounting principles applied on
           ----
a basis consistent with those which, in accordance with the last sentence of

Section 1.02(a), are to be used in making the calculations for purposes of
- ---------------
determining compliance with this Agreement.

          "Governmental Approvals" shall mean any authorization, consent,
           ----------------------
approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with any Governmental Person.

          "Governmental Person" shall mean any national (Federal or foreign),
           -------------------
state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, body or entity, including the PBGC, Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, any central bank or any comparable authority.

          "Governmental Rules" shall mean any law, rule, regulation, ordinance,
           ------------------
order, code, judgment, decree, directive, guideline, policy, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Person.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or to become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of

                               Credit Agreement
                               ----------------
another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as
                                         ---------       ----------
verbs shall have correlative meanings.

          "Guarantor" shall mean Merisel FAB, Inc., a Delaware corporation.
           ---------

          "Hazardous Material" shall mean, collectively, (a) any petroleum or
           ------------------
petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "infectious wastes," "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which or use of which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Indebtedness" shall mean, for any Person (without duplication):  (a)
           ------------
obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property (other than inventory and other goods held for sale or lease in the ordinary course of business) to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "Interest Expense" shall mean, for any period, the sum, for the
           ----------------
Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in

                               Credit Agreement
                               ----------------
respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus the net amounts payable (or minus the
                                      ----                             -----
net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period).

          "Interest Period" shall mean, with respect to the Eurodollar Loan,
           ---------------
each period commencing on the date the Eurodollar Loan is made or Converted from the Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, or third calendar month thereafter, as the Company may select as provided in

Section 4.03 (or such longer period as may be requested by the Company and
- ------------
agreed to by the Bank), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may end after the Maturity Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for the Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available under this Agreement for such period.

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes of this Agreement, the "credit exposure" at any time of any Person under an Interest Rate Protection Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Bank, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement.

          "Lien" shall mean, with respect to any Property, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such Property or any agreement to give, or notice of, any of the foregoing. For purposes of this

                               Credit Agreement
                               ----------------

Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loan" shall mean the term loan provided for by Section 2.01(a).
           ----                                           ---------------

          "Margin Stock" shall mean "margin stock" within the meaning of
           ------------
Regulations U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the Property, business, operations, financial condition, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights, remedies, powers and privileges of the Bank under any of the Basic Documents or (e) the timely payment of the Obligations.

          "Material Subsidiary" shall mean, at any time, a Subsidiary whose
           -------------------
assets at such time exceed five percent (5%) of the assets of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Maturity Date" shall mean the 364th day subsequent to the Funding
           -------------
Date.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such
           ------------------
in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Available Proceeds" shall mean the aggregate amount of all cash
           ----------------------
received by the Company and its Subsidiaries in respect of any Equity or Debt Issuance, net of reasonable expenses incurred by the Company and its Subsidiaries in connection with such Equity or Debt Issuance.

          "Note" shall mean the promissory note provided for by Section
           ----                                                 -------
2.06(a).
- -------

          "Obligations" shall mean the principal of the Loan, interest, fees and
           -----------
any other amount payable by the Company under any Basic Document.


                               Credit Agreement
                               ----------------

          "Obligors" shall mean, collectively, the Company and the Guarantor.
           --------

          "Other Agreements" shall mean, collectively, the Americas Revolving
           ----------------
Credit Agreement, the Senior Note Purchase Agreement, the Senior Note Guaranty, the Subordinated Note Purchase Agreement and the Trade Receivables Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.
           ----

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, trust, unincorporated organization or Governmental Person.

          "Plan" shall mean an employee benefit or other plan established or
           ----
maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any Obligation that is
           -----------------
not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2.0% plus the Base Rate as in effect from time to time plus the
                   ----                                              ----
Applicable Margin for the Base Rate Loan (provided that, if the amount so in
                                          --------
default is principal of the Eurodollar Loan and its due date is a day other than the last day of the Interest Period for such Loan, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, 2.0% plus the interest rate for
                                                    ----
such Loan as provided in Section 3.02 and, thereafter, the rate provided for
                         ------------
above in this definition).

          "Prime Rate" shall mean the rate of interest from time to time
           ----------
announced by the Bank at the Principal Office as its prime rate. Such announced rate is not necessarily the lowest rate offered by the Bank, and any other extension of credit by the Bank may be at rates above, below or at such announced rate.

          "Principal Office" shall mean the principal office of the Bank located
           ----------------
on the Signing Date at NationsBank of Texas, N.A., 901 Main Street, Dallas, Texas 75202.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.


                               Credit Agreement
                               ----------------

          "Quarterly Dates" shall mean the last day of March, June, September
           ---------------
and December in each year, the first of which shall be the first such day after the Signing Date; provided that if any such day is not a Business Day, then such
                  --------
Quarterly Date shall be the next succeeding Business Day.

          "Regulations A, D, U and X" shall mean, respectively, Regulations A,
           -------------------------
D, U and X of the Board of Governors of the Federal Reserve System.

          "Regulatory Change" shall mean, with respect to the Bank (or its
           -----------------
Applicable Lending Office), the occurrence after the Signing Date of any of the following events: (a) the adoption of any applicable Governmental Rule, (b) any change in any applicable Governmental Rule (including Regulation D) or in the interpretation or administration of any Governmental Rule (including Regulation
D) by any Governmental Person charged with its interpretation or administration or (c) the adoption or making of any interpretation, directive, guideline, policy or request applying to a class of banks including the Bank of or under any Governmental Rule or in the interpretation or administration of any Governmental Rule (including Regulation D) (whether or not having the force of law and whether or not failure to comply would be unlawful) by any Governmental Person charged with its interpretation or administration.

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Relevant Parties" shall have the meaning assigned to such term in
           ----------------
Section 9(b).
- ------------

          "Reserve Requirement" shall mean, for any Interest Period, the average
           -------------------
maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in Dallas, Texas with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for the Eurodollar Loan is to be determined as provided in the definition of

                               Credit Agreement
                               ----------------

"Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions
                               ------------
of credit or other assets that includes Eurodollar Loans.

          "Seller Note" shall mean, collectively, the Seller Note and the Note
           -----------
Purchase Agreement (as such terms are defined in the Asset Purchase Agreement).

          "Senior Note Guaranty" shall mean, collectively, the guaranties of the
           --------------------
Company, Merisel Europe, Inc. and Merisel Canada, Inc. provided pursuant to the Senior Note Purchase Agreement.

          "Senior Note Purchase Agreement" shall mean the Amended and Restated
           ------------------------------
Senior Note Purchase Agreement dated as of December 23, 1993 by and among Americas and the noteholders signatories to that agreement.

          "Services Agreement" shall mean the Distribution and Services
           ------------------
Agreement dated as of the date of the Acquisition between ComputerLand Corporation and the Guarantor.

          "Signing Date" shall mean the date on which the Company and the
           ------------
Bank have executed and delivered this Agreement.

          "Solvent" shall mean, with respect to any Person on any date, that on
           -------
such date (i) the fair salable value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subordinated Intercompany Indebtedness" shall mean, collectively,
           --------------------------------------
Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company, which is subordinated to the obligations of the Obligors under the Basic Documents and the Other Agreements on terms, and pursuant to

                               Credit Agreement
                               ----------------
documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Bank.

          "Subordinated Note Purchase Agreement" shall mean the Amended and
           ------------------------------------
Restated Subordinated Note Purchase Agreement dated as of December 23, 1993 by and among Americas and the noteholders signatories to that agreement.

          "Subsidiary" shall mean, for any Person, any corporation, partnership
           ----------
or other entity of which at least a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" shall mean any such corporation,
               -----------------------
partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          "Trade Receivable Agreement" shall mean the Trade Receivables Purchase
           --------------------------
and Sale Agreement dated as of December 23, 1993 among the Company, CIESCO L.P., a New York limited partnership, and Citicorp North America, Inc., a Delaware corporation, and the agreements related to such agreement.

          "Type" shall have the meaning assigned to such term in Section
           ----                                                  -------
1.03.
- ----
          1.02  Accounting Terms and Determinations.
                -----------------------------------

          (a) Except as otherwise expressly provided in this Agreement, all accounting terms used in this Agreement shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Bank under this Agreement shall (unless otherwise disclosed to the Bank in writing at the time of delivery in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Bank under this Agreement (which, prior to the delivery of the first financial statements

                               Credit Agreement
                               ----------------
under Section 8.01, shall mean the audited financial statements as at December
      ------------
31, 1992 referred to in Section 7.02).  All calculations made for the purposes
                        ------------
of determining compliance with this Agreement shall (except as otherwise expressly provided in this Agreement) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Bank pursuant to Section 8.01 (or, prior to the delivery of the first
                        ------------
financial statements under Section 8.01, used in the preparation of the audited
                           ------------
financial statements as at December 31, 1992 referred to in Section 7.02) unless
                                                            ------------
(i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Bank shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01, shall
                                                          ------------
mean the financial statements referred to in Section 7.02).
                                             ------------

          (b) The Company shall deliver to the Bank at the same time as the delivery of any annual or quarterly financial statement under Section 8.01(i) a
                                                              ---------------
description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence of any such difference.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8, the Company will not change the last
                                ---------
day of its fiscal year, or the last days of the first three fiscal quarters in each of its fiscal years.

          1.03  Types of the Loan.  The "Type" of the Loan refers to whether
                -----------------
such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

          1.04  Interpretation.  In this Agreement, unless otherwise indicated,
                --------------
the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions

                               Credit Agreement
                               ----------------
consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.


          Section 2.  Commitment, Loans, Note and Prepayments.
                      ---------------------------------------

          2.01  Loans.  The Bank agrees, on the terms and conditions of this
                -----
Agreement, to make a term loan to the Company in Dollars on or before the Commitment Termination Date in an aggregate amount up to but not exceeding the amount of the Commitment. Thereafter, subject to the terms and conditions of this Agreement, the Company may Convert the Loan from one Type into the other Type (as provided in Section 2.07) or Continue the Loan as the same Type (as
                     ------------
provided in Section 2.07).  No more than one Type of Loan, and no more than one
            ------------
Interest Period in respect of the Eurodollar Loan, may be outstanding at any one time.

          2.02  Borrowings.  The Company shall give the Bank notice of borrowing
                ----------
of the Loan as provided in Section 4.03.  On the date specified for the
                           ------------
borrowing in such notice, the Bank shall, subject to the terms and conditions of this Agreement, make the amount of the Loan available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with a depositary institution located in Los Angeles, California, New York, New York or Dallas, Texas and by written notice to the Bank designated by the Company.

          2.03  Changes of Commitment.
                ---------------------

          (a) The Company shall have the right at any time prior to the Funding Date to terminate in full (but not in part) the Commitment; provided that the
                                                            --------
Company shall give notice of such termination as provided in Section 4.03.
                                                             ------------


                               Credit Agreement
                               ----------------

          (b) The amount of the Commitment shall be automatically reduced to the amount of the Loan made on the Funding Date.

          (c) The amount of the Commitment shall be automatically reduced to zero on the Commitment Termination Date.

          (d) The Commitment once terminated or reduced may not be reinstated.

          2.04  Certain Fees.
                ------------

          (a)   Commitment Fee.  On March 11, 1994, the Company shall pay to the
                --------------
Bank a nonrefundable fee in the amount of $243,750, unless the Funding Date has occurred prior to such date.

          (b)   Advising, Structuring and Facility Fee.  On the Funding Date,
                --------------------------------------
the Company shall pay to the Bank a nonrefundable fee equal to 1.125% of the Loan made on the Funding Date.

          (c)   Maintenance Fee.  On the 180th day subsequent to the Funding
                ---------------
Date, the Company shall pay to the Bank a nonrefundable fee in the amount of $162,500, unless the Loan has been paid in full prior to such date.

          2.05  Lending Offices.  The Loan when made or maintained as one Type
                ---------------
shall be made and maintained at the Applicable Lending Office for such Type.

          2.06  Note.  The Loan made by the Bank shall be evidenced by a single
                ----
promissory note of the Company substantially in the form of Exhibit A, dated the Funding Date, payable to the Bank in a principal amount equal to the amount of the Loan and otherwise duly completed.

          2.07  Optional Prepayments and Conversions or Continuations of Loans.
                --------------------------------------------------------------
The Company shall have the right to prepay the Loan, or to Convert the Loan from one Type into the other Type or Continue the Loan as the same Type, at any time or from time to time; provided that: (a) the Company shall give the Bank notice
                      --------
of each such prepayment, Conversion or Continuation as provided in Section 4.03
                                                                   ------------
(and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable under this Agreement); (b) the Eurodollar Loan may be prepaid or Converted only on the last day of an Interest Period for such Loan; and (c) each partial prepayment of the Loan shall be in an aggregate amount at least equal to $1,000,000 or

                               Credit Agreement
                               ----------------
any larger multiple of $500,000. Notwithstanding the foregoing, and without limiting the rights and remedies of the Bank under Section 9, in the event that
                                                   ---------
any Event of Default shall have occurred and be continuing, the Bank may suspend the right of the Company to Convert the Loan into a Eurodollar Loan, or to Continue the Loan as a Eurodollar Loan, in which event the Loan shall be Converted into (on the last day of its Interest Period) or Continued as, as the case may be, a Base Rate Loan.

          2.08  Mandatory Prepayments.  Upon any Equity or Debt Issuance, the
                ---------------------
Company shall prepay the Loan, and the Commitment shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of such Equity or Debt Issuance.


          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01  Repayment of Loans.  The Company hereby promises to pay to the
                ------------------
Bank the entire outstanding principal amount of the Loan, and the Loan shall mature, on the Maturity Date.

          3.02  Interest.  The Company hereby promises to pay to the Bank
                --------
interest on the unpaid principal amount of the Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and
                                      ----

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period, the Eurodollar Rate for such Loan for such Interest Period plus
                                                                            ----
the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Bank interest at the applicable Post-Default Rate on any Obligation which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) for the period from and including the due date of any such amount to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of the Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of the Eurodollar Loan, on the last day of each Interest Period for such Loan, and (iii) in either case, upon the payment or prepayment of such Loan (but only on the principal amount so

                               Credit Agreement
                               ----------------
paid or prepaid) or the Conversion of such Loan to the other Type, except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for in this Agreement or any change in any such interest rate, the Bank shall give notice of the same to the Company.


          Section 4.  Payments; Computations; Etc.
                      ----------------------------

          4.01  Payments.
                --------

          (a) Except to the extent otherwise provided in this Agreement, all payments of any Obligations, except to the extent otherwise provided in any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Bank at account number 0180019828 maintained by the Bank at the Principal Office (or such other account as the Bank shall have designated in writing to the Company), not later than 12:00 noon Dallas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Company shall, at the time of making each payment under this Agreement of any Obligation for the account of the Bank, specify to the Bank to which Obligation such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Bank may apply such payment in such manner as it may determine to be appropriate).

          (c) If the due date of any payment of any Obligation would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02  Computations.  Interest on the Eurodollar Loan shall be computed
                ------------
on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable) and interest payable at the Base Rate and per annum fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest payable at the Base Rate shall be computed

                               Credit Agreement
                               ----------------
on the basis of a year of 360 days and the actual number of days elapsed.

          4.03  Certain Notices.  Notices by the Company to the Bank of
                ---------------
termination of the Commitment, of borrowing, Conversions, Continuations and optional prepayments of the Loan and of Types of the Loan and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Bank not later than 12:00 noon Dallas time on the number of Business Days prior to the date of the relevant termination, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                      Number of
                                      Business
               Notice                 Days Prior
               ------                 ----------

   Termination
   of Commitment                          3

   Borrowing or prepayment of,
   or Conversions into,
   Base Rate Loans                        1

   Borrowing or prepayment of,
   Conversions into, Continuations
   as, or duration of Interest
   Period for, Eurodollar Loans           3

Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day) and the relevant Type and (in the case of the Eurodollar Loan) the selected duration of an Interest Period, and each notice of borrowing or optional prepayment shall specify the amount to be borrowed or (subject to Section 2.07(c)) prepaid. In the event that the Company
                        ---------------
fails to select the Type of Loan, or the duration of any Interest Period for the Eurodollar Loan, within the time period and otherwise as provided in this
Section 4.03, such Loan (if outstanding as a Eurodollar Loan) will be
- ------------
automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                               Credit Agreement
                               ----------------

          4.04  Offset.
                ------

          (a)  The Company agrees that, in addition to (and without limitation
of) any right of set-off, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances held by it for the account of the Company at any of its offices, in Dollars or in any other currency, against any Obligations of the Company to the Bank that are not paid when due (regardless of whether such balances are then due to the Company). The Bank shall promptly notify the Company of any offset effected by it; provided
                                                                     --------
that the Bank's failure to give such notice shall not affect the validity of such offset.

          (b) The Company agrees that if the Bank sells a participation as contemplated by Section 10.06, the purchaser may exercise all rights of set-off,
                -------------
banker's lien, counterclaim or similar rights with respect to such participation as fully as if it were a direct holder of Loan or other amounts (as the case may be) owing to the Bank in the amount of such participation.


          Section 5.  Yield Protection, Etc.
                      ---------------------

          5.01  Additional Costs.
                ----------------

          (a) The Company shall pay to the Bank from time to time on demand such amounts as the Bank may determine to be necessary to compensate the Bank for any costs that the Bank determines are attributable to its making or maintaining of the Eurodollar Loan or its obligation to make the Eurodollar Loan, or any reduction in any amount receivable by the Bank in respect of any of such Loans or such obligation (collectively, "Additional Costs"), resulting from
                                              ----------------
any Regulatory Change that:

          (i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Note in respect of such Loan (other than changes in the rate of taxation imposed on or measured by the overall net income of the Bank or of its Applicable Lending Office for such Loan by the jurisdiction in which the Bank has its principal office or such Applicable Lending Office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Loan or any deposits referred to in the

                               Credit Agreement
                               ----------------
definition of "Eurodollar Base Rate" in Section 1.01), or any commitment of the
                                        ------------
Bank (including the Commitment of the Bank); or

          (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If the Bank requests compensation from the Company under this Section 5.01(a),
                                                              ---------------
the Company may, by notice to the Bank, suspend the obligation of the Bank thereafter to make or to Continue the Loan as the Eurodollar Loan, or to Convert the Base Rate Loan into the Eurodollar Loan until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of
Section 5.04 shall be applicable); provided that such suspension shall not
- ------------                       --------
affect the right of the Bank to receive the compensation so requested.

          (b)  Without limiting the effect of the foregoing provisions of this
Section 5.01, in the event that, by reason of any Regulatory Change, the Bank
- ------------
either (i) incurs (or would incur) Additional Costs as a result of its exceeding a specified level of a category of deposits or other liabilities of the Bank that includes deposits by reference to which the interest rate on Eurodollar Loan is determined as provided in this Agreement or of a category of extensions of credit or other assets of the Bank that includes the Eurodollar Loan or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if the Bank so elects by notice to the Company, the obligation of the Bank to make or Continue the Loan as, or to Convert the Base Rate Loan into, the Eurodollar Loan shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of
Section 5.04 shall be applicable).
- ------------

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay to the Bank from
- ------------
time to time on demand such amounts as the Bank may determine to be necessary to compensate the Bank (or, without duplication, the bank holding company of which the Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by the Bank (or any Applicable Lending Office or such bank holding company), pursuant to any Governmental Rule following any Regulatory Change, of capital in respect of its Commitment or the Loan (such compensation to include an amount equal to any reduction of the rate of return on assets or equity of the Bank (or any Applicable Lending Office or such bank holding company) to a level below that which the Bank (or any Applicable Lending Office or such

                               Credit Agreement
                               ----------------
bank holding company) could have achieved but for such Governmental Rule.

          (d) The Bank shall notify the Company of any event occurring after the date of this Agreement entitling the Bank to compensation under paragraph
(a) or (c) of this Section 5.01 as promptly as practicable, but in any event
                   ------------
within 90 days, after the Bank obtains actual knowledge of such event; provided
                                                                       --------
that (i) if the Bank fails to give such notice within 90 days after it obtains actual knowledge of such event, the Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from
                         ------------
such event, only be entitled to payment under this Section 5.01 for costs
                                                   ------------
incurred from and after the date 90 days prior to the date that the Bank does give such notice and (ii) the Bank will designate a different Applicable Lending Office for the Loan if such designation will avoid the need for, or reduce the amount of, such compensation by an amount determined by the Bank to be material and will not, in the sole opinion of the Bank, be disadvantageous to the Bank, except that the Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. The Bank will furnish to the Company a certificate setting forth the basis and amount of each request by the Bank for compensation under paragraph (a) or (c) of this Section 5.01.
                                                         ------------
Determinations and allocations by the Bank for purposes of this Section 5.01 of
                                                                ------------
the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this
Section 5.01, or of the effect of capital maintained pursuant to paragraph (c)
- ------------
of this Section 5.01, on its costs or rate of return of maintaining the Loan or
        ------------
its obligation to make the Loan, or on amounts receivable by it in respect of the Loan, and of the amounts required to compensate the Bank under this Section
                                                                        -------
5.01, shall be conclusive absent manifest error; provided that such
- ----                                             --------
determinations and allocations are made on a reasonable basis.

          5.02  Limitation on the Eurodollar Loan.  Notwithstanding any other
                ---------------------------------
provision of this Agreement, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

          (a) the Bank determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 are not being provided in
                                        ------------
the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the Eurodollar Loan as provided in this Agreement; or


                               Credit Agreement
                               ----------------

          (b) if the Bank determines, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 upon the basis of which the rate of interest for the
              ------------
Eurodollar Loan for such Interest Period is to be determined are not likely to cover adequately the cost to the Bank of making or maintaining the Eurodollar Loan for such Interest Period;

then the Bank shall give the Company prompt notice of such determination and, so long as such condition remains in effect, the Bank shall be under no obligation to make the Loan as a Eurodollar Loan, to Continue the Eurodollar Loan or to Convert the Base Rate Loan into the Eurodollar Loan, and the Company shall, on the last day of the then current Interest Period for the outstanding Eurodollar Loan, either prepay such Loan or Convert such Loan into the Base Rate Loan in accordance with Section 2.07.
                ------------

          5.03  Illegality.  Notwithstanding any other provision of this
                ----------
Agreement, in the event that it becomes unlawful or, by reason of a Regulatory Change, impossible for the Bank or its Applicable Lending Office to honor its obligation to make or maintain the Eurodollar Loan, then the Bank shall promptly notify the Company of such event and the Bank's obligation to make or to Continue, or to Convert the Base Rate Loan into, the Eurodollar Loan shall be suspended until such time as such Bank may again make and maintain the Eurodollar Loan (in which case the provisions of Section 5.04 shall be
                                                 ------------
applicable).

          5.04  Treatment of Affected Loans.  If the obligation of the Bank to
                ---------------------------
make the Eurodollar Loan or to Continue, or to Convert the Base Rate Loan into, the Eurodollar Loan shall be suspended pursuant to Section 5.01 or 5.03, such
                                                   ------------    ----
Eurodollar Loan shall be automatically Converted into the Base Rate Loan on the last day of the then current Interest Period (or, in the case of a Conversion required by Section 5.01(b) or 5.03, on such earlier date as the Bank may
            ---------------    ----
specify to the Company) and, unless and until the Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 that gave rise to
                                          ------------    ----
such Conversion no longer exist, the Loan shall be made or maintained as a Base Rate Loan. The Bank agrees, promptly upon such circumstances ceasing to exist, to give notice to the Company that the circumstances specified in Section 5.01
                                                                  ------------
or 5.03 that gave rise to the Conversion of the Eurodollar Loan pursuant to this
   ----
Section 5.04 no longer exist.
- ------------

          5.05  Compensation.  The Company shall pay to the Bank, upon the
                ------------
request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to

                               Credit Agreement
                               ----------------
compensate it for any loss, cost or expense that the Bank determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of the Eurodollar Loan for any reason (including the acceleration of the Loan pursuant to Section 9) on a date other than the last day of the Interest Period
            ---------
for such Loan; or

          (b) any failure by the Company for any reason (including the failure of any of the conditions precedent specified in Section 6 to be satisfied) to
                                                ---------
borrow the Eurodollar Loan from the Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02.
                                                                ------------

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for in this Agreement over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount the Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the Bank).

          5.06  Taxes.  The Company agrees to pay to the Bank such additional
                -----
amounts as are necessary in order that the net payment of any Obligation due to the Bank after deduction for or withholding in respect of any Tax imposed with respect to such payment (or for payment of such Tax by the Bank), will not be less than the amount of the Obligation then due and payable. For the purposes of this Section 5.06, "Taxes" shall mean any present or future tax, assessment
        ------------   -----
or other charge or levy imposed by or on behalf of any Governmental Person (other than taxes imposed on or measured by the overall net income of the Bank or of its Applicable Lending Office by the jurisdiction in which the Bank has its principal office or any Applicable Lending Office). Within 30 days after paying any amount to the Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Bank evidence

                               Credit Agreement
                               ----------------
satisfactory to the Bank of such deduction, withholding or payment (as the case may be).

          Section 6.  Conditions Precedent.
                      --------------------

          6.01  Initial Conditions.  The obligation of the Bank to make the Loan
                ------------------
under this Agreement is subject to the receipt on the Signing Date by the Bank of the following documents, each of which shall be satisfactory to the Bank in form and substance:

          (a)  Corporate Documents.  The following documents, each certified
               -------------------
as indicated below:

          (i) a copy of the charter, as amended and in effect, of each Obligor certified as of a recent date by the Secretary of State of its jurisdiction of incorporation, and such evidence from such Governmental Persons as to the good standing of and information regarding such charter filed by such Obligor as the Bank may reasonably request;

          (ii) a certificate of the Secretary or an Assistant Secretary of each Obligor dated the Signing Date and certifying (A) that attached to such certificate is a true and complete copy of the by-laws of such Obligor as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors of such Obligor authorizing the execution, delivery and performance of such of the Basic Documents to which such Obligor is or is intended to be a party and, the extensions of credit under this Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of such Obligor has not been amended since the date of the certification furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Obligor executing such of the Basic Documents to which such Obligor is or is intended to be a party and each other document to be delivered by such Obligor from time to time in connection with any Basic Document (and the Bank may conclusively rely on such certificate until the Bank receives notice in writing from such Obligor); and

          (iii) a certificate of another officer of such Obligor, dated the Signing Date as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of such Obligor.


                               Credit Agreement
                               ----------------

          (b)  Opinion of Counsel to the Obligors.  An opinion, dated the
               ----------------------------------
Signing Date, of Riordan & McKinzie, counsel to the Obligors, in substantially the form of Exhibit C and covering such other matters as the Bank may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Bank).

          (c)  FAB Guarantee Agreement.  The FAB Guarantee Agreement, duly
               -----------------------
completed and executed by the Guarantor.

          (d)  Balance Sheet.  The balance sheet of the Guarantor as at
               -------------
September 30, 1993, on a pro forma basis to give effect to the Acquisition, certified as of the Signing Date by a senior financial officer to be complete and correct.

          (e)  Other Agreements.  Each Other Agreement, certified as of the
               ----------------
Signing Date by a senior officer of the Company to be a true and complete copy of such agreement and to be in full force and effect.

          (f)  Other Documents.  Such other documents as the Bank or counsel
               ---------------
to the Bank may reasonably request.

The obligation of the Bank to make the Loan under this Agreement is also subject to the Bank being satisfied that neither the Guarantor nor any other Subsidiary is subject to any restrictions of the type reflected in the last sentence of
Section 8.15 and to the payment or delivery on or before the Signing Date by the Company of such fees and other consideration as the Company shall have agreed to pay or deliver on or before such date to the Bank or an affiliate of the Bank in connection with this Agreement, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, counsel to the Bank, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Note and the other Basic Documents (to the extent that statements for such fees and expenses have been delivered to the Company) and including pursuant to the Commitment Letter.

          6.02  Funding Conditions.  The obligation of the Bank to make the Loan
                ------------------
is subject to the further conditions precedent that:

          (a)  the Commitment Termination Date shall not have occurred;

          (b) both immediately prior to the making of the Loan and also after giving effect to, and to the intended use of, the Loan: (i) no Default shall have occurred and be continuing;

                               Credit Agreement
                               ----------------
and (ii) the representations and warranties made by the Company in Section 7,
                                                                   ---------
and by each Obligor in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of the Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (c) the Acquisition shall have been consummated (on terms and conditions satisfactory to it) in accordance with the Acquisition Agreements and in compliance with all applicable Governmental Rules and Governmental Approvals;

          (d) all Governmental Approvals (including pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1978) necessary or advisable in connection with the Acquisition shall have been duly obtained or made and remain in effect, with all applicable waiting periods having expired or having been terminated and without any action having been taken by any Governmental Person to enjoin, restrict or prevent the consummation of the Acquisition or otherwise to impose any materially adverse condition upon the consummation of the Acquisition or on the operations of the Company and its Subsidiaries after the Acquisition;

          (e) no legal or arbitral proceedings shall be pending or, to the knowledge of the Company, threatened by or before any Governmental Person with respect to the Acquisition or the making of the Loan that seeks to enjoin, restrict or prevent the consummation of the Acquisition or the making of the Loan or otherwise to impose materially adverse conditions upon the consummation of the Acquisition or the making of the Loan or on the operations of the Company and its Subsidiaries after the Acquisition or that could, if adversely determined, have a Material Adverse Effect.

          (f) the Bank shall have received on the Funding Date the following documents, each of which shall be satisfactory to the Bank in form and substance:

          (i)  Note.  The Note, duly completed and executed;
               ----

          (ii)  Acquisition Agreements.  The Acquisition Agreements, duly
                ----------------------
executed by the parties to such Acquisition Agreements, together with copies of all Governmental Approvals referred to in Section 6.02(c), certified by a senior
                                          ---------------
officer of the Company as true and complete copies of the foregoing;


                               Credit Agreement
                               ----------------

          (iii) Supplemental Opinion of Counsel to the Obligors.  An opinion,
                -----------------------------------------------
dated the Funding Date, of Riordan & McKinzie, counsel to the Obligors, in substantially the form of Exhibit C and covering such other matters as the Bank may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Bank);

          (iv)  Reconfirmation.  If the Funding Date is not also the Signing
                --------------
Date, a reconfirmation by the Guarantor of the FAB Guarantee Agreement;

          (v)  Officer's Certificate.  A certificate of a senior officer of the
               ---------------------
Company, dated the Funding Date, to the effect set forth in Sections 6.02(b),
                                                            ----------------
6.02(c), 6.02(d), 6.02(e) and 7.15;
- -------  -------  -------     ----

          (vi)  Certificate of No Breach.  A certificate of a senior financial
                ------------------------
officer of the Company, dated the Funding Date: (a) to the effect that the borrowing of the Loan, the execution, delivery and performance by the Company of this Agreement and the Note and the execution, delivery and performance of the FAB Guarantee Agreement by the Guarantor will not conflict with or result in a breach of any of Sections 7.01(g), 7.01(k) and 7.02(g) of the Americas Revolving Credit Agreement and (b) setting forth in reasonable detail the computations necessary to determine whether the Obligors are in compliance with such provisions; and

          (vii)  Senior Note Guaranty.  The Senior Note Guaranty, including the
                 --------------------
provisions relating to the ComputerLand assets, the Company's assets and the stock of the Company.

          (viii)  Other Documents.  Such other documents as the Bank or
                  ---------------
counsel to the Bank may reasonably request.


          Section 7.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants to the Bank that:

          7.01  Corporate Existence.  Each of the Company and its Subsidiaries:
                -------------------
(a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material Governmental Approvals necessary, to own its assets and to carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it

                               Credit Agreement
                               ----------------
makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

          7.02  Financial Condition.  The Company has previously furnished to
                -------------------
the Bank consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at December 31, 1992 and the related consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the fiscal year ended on that date, with the opinion (in the case of the consolidated balance sheet and statements) of Deloitte & Touche, and the unaudited consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at September 30, 1993 and the related consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the nine-month period ended on such date.

          All such financial statements are complete and correct and fairly present the consolidated financial condition of the Company and its Consolidated Subsidiaries, and (in the case of the consolidating financial statements) the respective unconsolidated financial condition of the Company and of each of its respective Consolidated Subsidiaries, as at those dates and the consolidated and unconsolidated results of their operations for the fiscal year and nine-month period ended on those dates (subject, in the case of such financial statements as at September 30, 1993, to normal year-end audit adjustments), all in accordance with GAAP and practices applied on a consistent basis. Except as incurred in the ordinary course of business, neither the Company nor any of its respective Subsidiaries has on the Signing Date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the most recent balance sheet referred to above. Since December 31, 1992, there has been no material adverse change in the consolidated financial condition, operations or business taken as a whole of the Company and its Consolidated Subsidiaries from that set forth in the financial statements as at December 31, 1992 for the period ending on that date.

          7.03  Litigation.  Except as disclosed to the Bank in Schedule 7.03,
                ----------
there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Person now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.


                               Credit Agreement
                               ----------------

          7.04  No Breach.  None of the execution and delivery of the Basic
                ---------
Documents to which the Company is a party, the consummation of the transactions contemplated in such Basic Documents or compliance with the terms and provisions of such Basic Documents will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company or any of its Subsidiaries, or any applicable Governmental Rule or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under, or result in the acceleration or mandatory prepayment of, any Indebtedness evidenced by or termination of any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          7.05  Action.  The Company has all necessary corporate power and
                ------
authority to execute, deliver and perform its obligations under each of the Basic Documents to which the Company is a party; the execution, delivery and performance by the Company of each of such Basic Documents have been duly authorized by all necessary corporate action on its part (including any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and the Note when executed and delivered by the Company for value will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, (a) except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.06  Approvals.  No Governmental Approvals are necessary for the
                ---------
execution, delivery or performance by the Company of the Basic Documents to which it is a party or for the legality, validity or enforceability of any such Basic Document.

          7.07  Margin Stock.  Neither the Company nor any of its Subsidiaries
                ------------
is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit under this Agreement will be used to buy or carry any Margin Stock.


                               Credit Agreement
                               ----------------

          7.08  ERISA.  Each Plan, and, to the knowledge of the Company, each
                -----
Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Governmental Rule, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Bank under Section 8.01(g).
                                                    ---------------

          7.09  Taxes.  There is no tax sharing, tax allocation or similar
                -----
agreement currently in effect providing for the manner in which tax payments owing by the Company or any of its Subsidiaries (whether in respect of Federal or state income or other taxes) are allocated among such Persons. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries and all other related penalties and charges. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal or other taxes.

          7.10  Certain Regulations.  Neither the Company nor any of its
                -------------------
Subsidiaries is (a) an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940;
(b) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (c) subject to any other Governmental Rule restricting its ability to incur debt.

          7.11  Material Agreements and Liens.
                -----------------------------

          (a) Part A of Schedule 7.11 is a complete and correct list, as of the Signing Date of each credit agreement, loan agreement, indenture, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule 7.11.


                               Credit Agreement
                               ----------------

          (b) Part B of Schedule 7.11 is a complete and correct list, as of the Signing Date, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of Schedule 7.11.

          7.12  Environmental Matters.  Each of the Company and its
                ---------------------
Subsidiaries has obtained all Governmental Approvals required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such Governmental Approvals would not have a Material Adverse Effect. Each of such Governmental Approvals is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions of such Governmental Approvals and is also in compliance with all other provisions of any applicable Environmental Law or of any Governmental Rule issued, entered, promulgated or approved under any Environmental Law, except to the extent failure to comply with such provisions would not have a Material Adverse Effect.

          In addition, except as set forth in Schedule 7.12, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Person with respect to any alleged failure by the Company or any of its Subsidiaries to have any Governmental Approval required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation or Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

          7.13  Subsidiaries, Etc.
                ------------------

          (a) Set forth in Part A of Schedule 7.13 is a complete and correct list, as of the Signing Date, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule 7.13, (x) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests

                               Credit Agreement
                               ----------------
in each Person shown to be held by it in Part A of Schedule 7.13, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b) Set forth in Part B of Schedule 7.13 is a complete and correct list, as of the Signing Date, of all investments (other than investments disclosed in Part A of Schedule 7.13) held by the Company or any of its Subsidiaries in any Person and, for each such investment, (x) the identity of the Person or Persons holding such investment and (y) the nature of such investment. Except as disclosed in Part B of Schedule 7.13 each of the Company and its Subsidiaries owns, free and clear of all Liens, all such investments.

          (c) None of the Subsidiaries of the Company is, on the Signing Date, subject to any indenture, agreement, instrument or other arrangement of the type described in the last sentence of 8.15.

          7.14  Title to Assets.  The Company or a Subsidiary owns and has on
                ---------------
the Signing Date, and will own and have on the Funding Date, good and marketable title (subject only to Liens permitted by Section 8.06) to the Properties shown
                                          ------------
to be owned in the most recent financial statements referred to in Section 7.02
                                                                   ------------
(other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 8.05). The Company or
                                                  ------------
a Subsidiary owns and has on the Signing Date and will own and have on the Funding Date, good and marketable title to, and enjoys on the Signing Date and will enjoy on the Funding Date, peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 8.06) that are necessary
                                               ------------
for the operation and conduct of its businesses.

          7.15  Solvency of Guarantor.  The Guarantor individually, and taken
                ---------------------
as a whole with its Consolidated Subsidiaries, is, and after giving effect to the FAB Guarantee Agreement and the Acquisition Agreements will be, Solvent.

          7.16  True and Complete Disclosure.  The information, reports,
                ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Bank in connection with the negotiation, preparation or delivery of the Basic Documents or included in or delivered pursuant to any Basic Document, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements in any Basic

                               Credit Agreement
                               ----------------

Document, in light of the circumstances under which they were made, not misleading. All written information furnished after the Signing Date by the Company and its Subsidiaries to the Bank in connection with the Basic Documents and the transactions contemplated by the Basic Documents will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed in the Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Bank for use in connection with the transactions contemplated by the Basic Documents.


          Section 8.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees with the Bank that, so long as any Commitment or the Loan is outstanding and until payment in full of all Obligations:

          8.01  Financial Statements, Etc.  The Company shall deliver to the
                --------------------------
Bank:

          (a) as soon as available and in any event within 50 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that those consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries, and those consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 95 days after the end of each fiscal year of the Company,

                               Credit Agreement
                               ----------------
consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of those consolidated statements and balance sheet of the Company, by an opinion of independent certified public accountants of recognized national standing, which opinion shall state that those consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, consistently applied, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, and (ii) in the case of those consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that those consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission or any national securities exchange;

          (d) promptly upon their being mailed or provided to the shareholders of the Company generally or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed or provided;

          (e) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect such event or condition (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):


                               Credit Agreement
                               ----------------

          (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued under that Section, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided
                                                                    --------
that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under
Section 412(d) of the Code for any Plan;

          (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

          (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

          (vi)  the adoption of an amendment to any Plan that, pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of those Sections;

          (f) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such

                               Credit Agreement
                               ----------------

Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect to such Default; and

          (g) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including with respect to any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Bank may reasonably request.

The Company will furnish to the Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect to such Default) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Section 8.09 and Sections 7.01(g) and
                                          ------------
7.01(k) of the Americas Revolving Credit Agreement as of the end of the respective quarterly fiscal period or fiscal year.

          8.02  Litigation.  The Company will promptly give to the Bank
                ----------
notice of all legal, arbitral or investigatory proceedings, and of all proceedings by or before any Governmental Person, and any material development in respect of any such proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect.

          8.03  Existence, Etc.  The Company will, and will cause each of its
                ---------------
Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this
                                             --------
Section 8.03 shall prohibit any transaction expressly permitted under
- ------------
Section 8.05);
- ------------

          (b) comply with the requirements of all applicable Governmental Rules, if failure to comply with such requirements could have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Properties prior to the date on which penalties attach except for any such tax, assessment, charge or

                               Credit Agreement
                               ----------------
levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of the Bank, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Bank.

          8.04  Insurance.  The Company will, and will cause each of its
                ---------
Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

          8.05  Prohibition of Fundamental Changes.  The Company will not,
                ----------------------------------
nor will it permit any of its Material Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any of its Material Subsidiaries to, acquire any business or Property comprising a substantial part of the business of, or capital stock of, or be a party to any acquisition of, any Person except for the Acquisition. The Company will not, nor will it permit any of its Material Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (i) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms) and (ii) assets having an aggregate net book value of not more than five percent of the consolidated total assets of the Company and its Consolidated Subsidiaries in any fiscal year (on a non-cumulative basis). Notwithstanding the foregoing provisions of this Section 8.05, so long as no
                                                 ------------
Default shall have occurred and be continuing:

                               Credit Agreement
                               ----------------

          (a)  any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) in the case of any of the Guarantor's Subsidiaries, into the Guarantor or any other Subsidiary of the Guarantor or, in the case of Subsidiaries of the Company other than the Guarantor or any Subsidiary of the Guarantor, into the parent of such Subsidiary or into another Subsidiary of the parent of such Subsidiary; provided that if any such
                                             --------
transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation and that if such transaction shall be between a Subsidiary and a Guarantor the Guarantor shall be the Continuing or Surviving Corporation;

          (b) any Subsidiary of the Company (other than the Guarantor) may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or, in the case of any of the Guarantor's Subsidiaries, to the Guarantor or any other Subsidiary of the Guarantor or, in the case of Subsidiaries of the Company other than the Guarantor or any Subsidiary of the Guarantor, to the parent of such Subsidiary or to another Subsidiary of the parent of such Subsidiary; and

          8.06  Limitation on Liens.  The Company will not, nor will it
                -------------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Lien (including the Lien of a conditional vendor) of any kind upon or with respect to any of its properties of any character whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code or similar law of any jurisdiction a financing statement or other registration which names either the Company or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party to file such financing statement or other registration, or assign, or permit any Subsidiary to assign, any accounts receivable, or enter into or permit any of its Subsidiaries to enter into any agreement prohibiting the creation or assumption of any Lien upon its respective properties or assets, whether now owned or hereafter acquired, excluding, however, from the operation of the foregoing restrictions the
- ---------  -------
following:

          (i) Liens for taxes, assessments or governmental charges or levies to the extent not required to be paid by Section 7.09;
                                      ------------

          (ii) Liens imposed by law such as materialmen's, mechanics', carriers', workmen's, and repairmen's

                               Credit Agreement
                               ----------------
liens and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 60 days;

          (iii) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation or to secure public or statutory obligations of the Company or any of its Subsidiaries;

          (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or any of its Subsidiaries;

          (v) Liens caused by any judgment if such judgment has not resulted in an Event of Default pursuant to Section 8.01(g) of the Americas Revolving Credit Agreement or Section 9(h);
             ------------

          (vi) Liens in connection with Indebtedness of the Company incurred under the Basic Documents, Liens in connection with the FAB Revolving Credit Agreement and Liens consisting of security interests in accounts receivable (and in property securing or otherwise supporting accounts receivable) in connection with agreements for sales, transfers or securitizations of accounts receivable (or interests therein) referred to in Section 7.02(f)(ii) of the Americas Revolving Credit Agreement;

          (vii) Liens in favor of the Company on the assets of any of its Subsidiaries;

          (viii) Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods which are not overdue for a period of more than 60 days; and

          (ix)  the Lien under Section 2.08(b) of the FAB Guarantee
Agreement.

          8.07  Indebtedness.  The Company will not, nor will it permit any
                ------------
of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness except:

          (a)   Indebtedness to the Bank under the Basic Documents;

                               Credit Agreement
                               ----------------

          (b) Indebtedness outstanding on the Signing Date and listed in Part A of Schedule 7.11;

          (c)   Subordinated Intercompany Indebtedness;

          (d) In the case of Subsidiaries of the Company (other than the Guarantor), Indebtedness permitted by the Americas Revolving Credit Agreement;

          (e)   The FAB Revolving Credit Agreement; and

          (f)   The Seller Note.

          8.08  Dividend Payments.  The Company will not, nor will it permit
                -----------------
any of its Subsidiaries to, declare or make any Dividend Payment at any time;

provided, however, that Wholly Owned Subsidiaries may declare and make Dividend
- --------
Payments.

          8.09  EBIT.  The Company shall not permit EBIT of the Company and
                ----
its Consolidated Subsidiaries to be less than $15,000,000 for any fiscal quarter.

          8.10  Subordinated Indebtedness.  Neither the Company nor any of its
                -------------------------
Subsidiaries shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Intercompany Indebtedness, or the Subordinated Note Purchase Agreement (other than, in the case of the Subordinated Note Purchase Agreement, but subject to the subordination provisions of that agreement, regularly scheduled payments and prepayments pursuant to Section 7.1(a) of the Subordinated Note Purchase Agreement).

          8.11  Lines of Business.  Neither the Company nor any of its
                -----------------
Subsidiaries shall engage to any substantial extent in any line or lines of business activity other than those in which they are currently engaged or will, by reason of the Acquisitions, be engaged or other businesses directly related to the distribution or marketing of computer products, services and information.

          8.12  Transactions with Affiliates.  Except as expressly permitted by
                ----------------------------
this Agreement, the Company will not, directly or indirectly, nor will it permit any of its Subsidiaries, directly or indirectly, to: (a) make any investment in, or loans or advances to, an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or

                               Credit Agreement
                               ----------------
purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate); provided
                                                                       --------
that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising from such activity would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

          8.13  Incorporation by Reference.  The Company agrees, for the benefit
                --------------------------
of the Bank, to perform, to comply with and to be bound by each of its covenants, agreements and obligations contained in Sections 7.01(g), 7.01(k) and 7.02(m) of the Americas Revolving Credit Agreement, as in effect on the Signing Date and without giving effect to any modifications or supplements to the Americas Revolving Credit Agreement, or termination of the Americas Revolving Credit Agreement, after the Signing Date. Without limiting the generality of the foregoing, the above-mentioned provisions of the Americas Revolving Credit Agreement, together with, for purposes of such provisions only, related definitions and ancillary provisions and schedules and exhibits, are hereby incorporated in this Agreement by reference, as if set forth in this Agreement in full, mutatis mutandis; provided that, as incorporated in this Agreement, (i)
         ------- --------  --------
each reference in the Americas Revolving Credit Agreement to "this Agreement" or "the Notes" or the like shall be deemed to be a reference to this Agreement and the Note, as the case may be, (ii) each reference in the Americas Revolving Credit Agreement to any "Agent," "Bank" or "holder of any Note" or the like, shall be deemed to be a reference to the Bank under this Agreement.

          8.14  Use of Proceeds.  The Company shall use the proceeds of the
                ---------------
Loans solely to fund the cash portion of the purchase price of the Acquisition and related costs (in compliance with all applicable Governmental Rules); provided that the Bank shall have no responsibility as to the use of any of such
- --------
proceeds.

          8.15  Certain Obligations Respecting Subsidiaries.  The Company will,
                -------------------------------------------
and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to

                               Credit Agreement
                               ----------------
ensure that each of the Guarantor and Americas is a Wholly Owned Subsidiary and the Company and each of its Material Subsidiaries taken as a whole at all times own at least the same percentage of the issued and outstanding shares of each class of stock of each of its Material Subsidiaries as is owned on the Signing Date. Without limiting the generality of the foregoing, none of the Company nor any of its Material Subsidiaries shall sell, transfer or otherwise dispose of any shares of stock in any Material Subsidiary owned by them, nor permit any Material Subsidiary to issue any shares of stock of any class whatsoever to any Person (other than to the Company or another Material Subsidiary). The Company will not permit any of its Subsidiaries to enter into, after the Signing Date, any agreement or instrument (other than pursuant to any Basic Document) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or making of Dividend Payments, the making of loans, advances or investments or the sale, assignment, transfer or other disposition of Property; provided, however, that
                                                       --------
this sentence shall not apply to agreements or instruments to which the Company or any of its Subsidiaries is a party existing as of the Signing Date or to agreements or instruments amending, modifying, supplementing or replacing such agreements or instruments unless such amendment, modification, supplement or replacement agreement or instrument creates new or expands the existing obligations of the Company or any of its Subsidiaries in respect of such provisions.

          8.16  Modifications of Certain Documents.  The Company will not, nor
                ----------------------------------
shall it permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of the Acquisition Agreements (except for modifications, supplements or waivers of the Services Agreement that are not adverse to the Bank) without the prior consent of the Bank. The Company will provide the Bank with a copy of any written modification, supplement or waiver to the Services Agreement.

          8.17  Compliance with Other Agreements.  The Company shall, and shall
                --------------------------------
cause each of its Subsidiaries to, comply with each of the terms, covenants and conditions contained in (i) Section 7 of the Americas Revolving Credit Agreement as in effect on the Signing Date and without giving effect to any modifications or supplements to such agreement, or termination of such agreement, (ii) Section 6 of the Senior Note Purchase Agreement and (iii) Section 9 of the Subordinated Note Purchase Agreement.


                               Credit Agreement
                               ----------------

          Section 9.  Events of Default.  If one or more of the following events
                      -----------------
("Events of Default") shall occur and be continuing:
  -----------------

          (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan or any other Obligation when due and such default shall have continued unremedied for 3 or more days; or

          (b)  The Company or any of its Subsidiaries (collectively, the

"Relevant Parties") shall default in the payment when due of any principal of or
- -----------------
interest on any of its other Indebtedness aggregating $5,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement having a credit exposure amount exceeding $5,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate on such Indebtedness reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to its par value or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made in any Basic Document by the Company or any Guarantor or any certificate furnished to the Bank pursuant to the provisions of any Basic Document shall prove to have been false or misleading as of the time made or furnished or deemed made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(h), 8.05, 8.06, 8.07, 8.08, 8.09, 8.10 or
                         ----------------  ----  ----  ----  ----  ----  ----
8.12, or the Sections of the Other Agreements incorporated by reference in this
- ----
Agreement pursuant to Section 8.13; or any Obligor shall default in the
                      ------------
performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 10 days after notice of such default to the Company by the Bank; or


                               Credit Agreement
                               ----------------

          (e)  Any event or condition described as an "Event of Default"
                                                       ----------------
under the FAB Revolving Credit Agreement shall occur; or

          (f) Any Relevant Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (g) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (h) A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Relevant Party or of all or any substantial part of its Property, or (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code; or

          (i) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered by a one or more Governmental Persons having jurisdiction against any Relevant Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution of the relevant judgment shall not be procured, within 30 days from the date of entry of such judgment and such Relevant Party shall not, within that thirty-day period, or such longer period during which execution of the same shall

                               Credit Agreement
                               ----------------
have been stayed, appeal from and cause the execution of such judgment to be stayed during such appeal; or

          (j)  An event or condition specified in Section 8.01(g) shall occur or
                                                  ---------------
exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute a Material Adverse Effect; or

          (k) A reasonable basis shall exist for the assertion against any Relevant Party of (or there shall have been asserted against any Relevant Party) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or Release of Hazardous Materials by any Relevant Party or any of its respective Affiliates, or any predecessor in interest of any Relevant Party or any of its respective Affiliates, or relating to any site, facility or vessel owned, operated or leased by any Relevant Party or its respective Affiliates, which claims or liabilities (insofar as they are payable by any Relevant Party but after deducting any portion which is reasonably expected to be paid by other credit worthy Persons jointly and severally liable for such portion), in the judgment of the Bank, are reasonably likely to be determined adversely to any Relevant Party, and the amount of such claims or liabilities is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

          (l) The FAB Guarantee Agreement shall cease to be in full force and effect, or the Guarantor shall repudiate or revoke or seek to repudiate or revoke any of its obligations under the FAB Guarantee Agreement; or

          (m) During any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company or the Guarantor shall no longer be composed of individuals (i) who were members of such Board on the first day of such period, (ii) whose election or nomination to such Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such Board or (iii) whose election or nomination to such Board was approved by individuals referred to in clauses
(i) and (ii) above constituting at the time of such election or nomination at least a majority of such Board; or

          (n) Any Person alone or together with its Affiliates, directly or indirectly through one or more

                               Credit Agreement
                               ----------------
intermediaries, gains control of more than 50% of the Company's outstanding capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Company; or

          (o) Any circumstance or event resulting in a Material Adverse Effect shall have occurred.

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 9 with respect to the Company, the Bank may,
                          ---------
by notice to the Company, (A) terminate the Commitment and it shall thereupon terminate and (B) declare the principal amount then outstanding of, and the accrued interest on, the Loan and all other Obligations (including any amounts payable under Section 5) to be forthwith due and payable, whereupon such amounts
              ---------
shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this Section 9 with respect to the Company, the
                                ---------
Commitment shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loan and all other Obligations (including any amounts payable under Section 5) shall automatically become
                                     ---------
immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

          Section 10.  Miscellaneous.
                       -------------

          10.01  Waiver.  No failure on the part of the Bank to exercise and no
                 ------
delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement or the Note shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Note preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and the Note are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.02  Notices.  All notices, requests and other communications
                 -------
provided for in this Agreement and under the Basic Documents making reference to this Section 10.02 (including any modifications of, or waivers or consents
     -------------
under, this Agreement) shall be given or made in writing, delivered to the intended recipient at the "Address for Notices" specified below its name

                               Credit Agreement
                               ----------------
on Annex 1 or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in any Basic Document, all such communications shall be deemed to have been duly given when transmitted by telex or telefacsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as set forth above.

          10.03  Expenses, Etc.  The Company agrees to pay or reimburse the
                 --------------
Bank for paying:

          (a) all reasonable out-of-pocket costs and expenses of the Bank (including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, counsel to the Bank, in connection with (i) the negotiation, preparation, execution and delivery of the Basic Documents and the extension of credit under this Agreement and (ii) any modification, supplement or waiver of any of the terms of any Basic Document;

          (b) all reasonable costs and expenses of the Bank (including reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings (including any bankruptcy, reorganization, workout or other similar proceedings) resulting from such Default or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Company under the Basic Documents and
(ii) the enforcement of this Section 10.03; and
                             -------------

          (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of any Basic Document or any other document referred to in any Basic Document.

          The Company hereby agrees (i) to indemnify the Bank and its respective affiliates, directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, damages or expenses incurred by any of them in connection with or by reason of any actual or threatened investigation, litigation or other proceedings relating to the extension of credit under, and the transactions contemplated by, the Basic Documents or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any such extension of credit, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings (but excluding any such losses, liabilities, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (ii) not to assert any claim against the Bank or any of its affiliates,

                               Credit Agreement
                               ----------------
directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated in any Basic Document. It shall not be a condition to any such indemnification that the Bank be a party to any such investigation, litigation or other proceeding.

          10.04  Amendments, Etc.  Except as otherwise expressly provided in
                 ----------------
this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Bank, and any provision of this Agreement for the benefit of the Bank may be waived by the Bank. Any modification, supplement or waiver shall be for such period and shall be subject to such conditions as shall be specified in the instrument effecting the same, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

          10.05  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of its parties and their respective successors and permitted assigns.

          10.06  Assignments and Participations.
                 ------------------------------

          (a) The Company may not assign any of its rights or obligations under this Agreement or the Note without the prior consent of the Bank.

          (b) The Bank may assign all or any part of its Loan, its Note and its Commitment (but only with the consent of, in the case of the outstanding Commitment, the Company, which consent shall not be unreasonably withheld), together with, in any such case, its related rights, remedies, powers and privileges under the Basic Documents; provided that any such assignment shall be
                                      --------
in an amount at least equal to $5,000,000. Upon execution and delivery by the assignee to the Company and the Bank of an instrument in writing pursuant to which such assignee assumes the Commitment or portion of the Loan specified in such instrument, and upon the consent of the Company to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company), the obligations, rights and benefits of the Bank under the Basic Documents in respect of the Commitment and portion of the Loan assigned to it and the Bank shall, to the extent of such assignment, be released from the Commitment so assigned.

          (c) The Bank may sell or agree to sell to one or more other Persons a participation in all or any part of its Loan, its Note, its Commitment and its related rights, remedies,

                               Credit Agreement
                               ----------------
powers and privileges under the Basic Documents, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and
                       -----------
benefits of the provisions of Section 8.01(g) with respect to such participation
                              ---------------
as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were the "Bank" for purposes of Section
                                                                        -------
8.01(g), but, except as otherwise provided in Section 4.04(b), shall not have
- -------                                       ---------------
any other rights, remedies, powers or privileges under any Basic Document (the Participant's rights against the Bank in respect of such participation to be those set forth in the agreements executed by the Bank in favor of the Participant); provided that any such participation shall be in an amount at
              --------
least equal to $5,000,000.  All amounts payable by the Company to the Bank under
Section 5 in respect of the Loan and Commitment shall be determined as if the
- ---------
Bank had not sold or agreed to sell any participations in the Loan, Note and Commitment, and as if the Bank were funding in the same way that it is funding the portion of the Loan and Commitment in which no participations have been sold. In no event shall the Bank in selling a participation agree with the Participant to take or to refrain from taking any action under any Basic Document except that the Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or to waive any requirement for the reduction or termination, of the Bank's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loan or any portion of any fee under this Agreement payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest or any fee under this Agreement in which the Bank has sold an interest is payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee under its agreements with the Bank or (v) alter the rights or obligations of the Company to prepay the Loan.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 10.06, the Bank may assign and pledge
                                 -------------
all or any portion of its Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the Bank from its obligations under the Basic Documents.

          (e) The Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.12(b).
                                       ----------------


                               Credit Agreement
                               ----------------

          10.07  Survival.  The obligations of the Company under Sections 5.01,
                 --------                                        -------------
5.05, 5.06 and 10.03 shall survive the repayment of the Obligations and the
- ----  ----     -----
termination of the Commitment. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, in or pursuant to any Basic Document, shall survive the making or deemed making of such representation and warranty, and the Bank shall not be deemed to have waived, by reason of making any extension of credit, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Bank may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          10.08  Agreements Superseded.  This Agreement supersedes all prior
                 ---------------------
agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

          10.09  Severability.  Any provision of this Agreement or the Note that
                 ------------
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the Note, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10  Captions.  The table of contents and captions and section
                 --------
headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          10.11  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

          10.12  Treatment of Certain Information; Confidentiality.
                 -------------------------------------------------

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by the Bank or by one or more subsidiaries or affiliates of the Bank and the Company hereby authorizes the Bank to share any information delivered to the Bank by the Company and its

                               Credit Agreement
                               ----------------

Subsidiaries and Affiliates pursuant to this Agreement, or in connection with the decision of the Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were the Bank.

          (b) The Bank agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any nonpublic information supplied to it by the Company pursuant to this Agreement; provided that nothing in this Agreement shall limit
                            --------
the disclosure of any such information (i) to the extent required by any Governmental Rule, (ii) to counsel for the Bank, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which the Bank is a party, (v) to a subsidiary or affiliate of the Bank as provided in clause (a) above or (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees to be bound by the provisions of this Section
                                                                   -------
10.12(b).  In no event shall the Bank be obligated or required to return any
- --------
materials furnished by the Company.  The obligations of the Bank under this

Section 10.12 shall supersede and replace the obligations of the Bank under any
- -------------
confidentiality letter in respect of this financing signed and delivered by the Bank to the Company prior to the Signing Date.

          10.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AGREEMENT AND
                 -----------------------------------------
THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          10.14  WAIVER OF JURY TRIAL.  EACH OF THE COMPANY AND THE BANK HEREBY
                 --------------------
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY

                               Credit Agreement
                               ----------------

IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    MERISEL, INC.

                                    By:       /s/ Timothy N. Jenson
                                              ---------------------
                                    Title:    Vice President and Treasurer

                                    NATIONSBANK OF TEXAS, N.A.

                                    By:       /s/ Janet E. Sockwell
                                              ---------------------
                                    Title:    Asst. Vice President

                               Credit Agreement
                               ----------------